Exhibit 99.1

Ondas Announces $35 Million Strategic Investment in Performance Drone Works (“PDW”) to Expand Production of Next Generation of Combat Robotics

PDW is a leading manufacturer of combat robotics deployed by customers across every branch of the United States military

PDW’s Drone Factory 01, a 90,000 sq. ft. manufacturing facility in Huntsville, Alabama has capacity to produce up to 100,000 NDAA-compliant advanced drone systems, valued at approximately $1 Billion, per year

Ondas’ investment will be deployed to scale production, significantly increase engineering headcount, and secure supply of NDAA-compliant domestically sourced components

BOSTON, MA / November 20, 2025 / Ondas Holdings Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced a $35 million strategic investment in Performance Drone Works (“PDW”), a veteran-led defense-technology engineer and manufacturer of advanced robotics for mission-critical national security missions. Built upon a heritage of direct combat mission experience, PDW combat robotic systems are designed to address a broad set of critical missions to empower the modern warfighter with targeting capabilities, enhanced surveillance and sensing technology, and force protection at the speed, scale, and agility demanded by today’s rapidly evolving threat environment.

PDW is one of the fastest-growing defense technology companies in the United States, with proven operations. This investment is designed to accelerate PDW’s rise as the category leader in combat robotics manufactured at scale, while strengthening Ondas’ position as a premier provider of AI-enabled autonomous defense and security platforms. Together, the companies will seek areas in which to collaborate to benefit the defense of the homeland.

“We believe PDW has become one of the most important and trusted aerial robotics companies in the United States, driven by the exceptional leadership of Matt Higgins, General (Ret.) Tony Thomas, Ryan Gury, and their team,” said Eric Brock, Ondas CEO & Chairman. “Their combat-validated technology, industrial-scale manufacturing, and mission-focused culture set a new standard in our sector. We are proud to partner with and support PDW as they deliver the advanced, high-volume combat robotics that give America’s warfighters a decisive operational advantage.”

As global conflict reshapes military doctrine and defense spending, unmanned aerial systems (UAS) have emerged as a key defining asset of modern combat operations. Militaries are rapidly exchanging expensive legacy platform capabilities for high-volume, lower-cost systems capable of delivering effects at scale.

PDW is uniquely positioned to meet this moment. Driven by an operator-first engineering philosophy and unmatched battlefield expertise, the company designs and builds combat robotics specifically tailored to the evolving demands of elite warfighters. With a proven track record at the forefront of aerial innovation, PDW delivers advanced capabilities that front-line forces need and trust.

“The pace of change due to technological advances in the nature of warfare over my four decades of experience has been extraordinary, but we are now in the formative stages of transformative technological development which may revolutionize our approaches to military operations and security writ large,” said General (Ret.) Tony Thomas III, PDW’s Chairman of the Board and former Commander, USSOCOM. “AI enabled combat robotics are emerging as the new and incredibly disruptive means of war fighting/winning and deterrence.”

“We’re proud to be partnering with Ondas, to continue to accelerate the next generation of defense,” said Ryan Gury, PDW CEO. “Together, we plan to deliver at scale the combat robotics America needs to win.”

With this new investment from Ondas, PDW plans to:

●	Scale Production: Accelerate manufacturing and delivery to meet increasing demand for the C100 and AM-FPV platforms.

●	Significantly Increase Engineering Headcount: Expand capacity to accelerate product development and meet rising requirements across autonomy, payloads, and systems integration.

●	Acquire Critical Components: Continue to expand and fortify PDW’s domestically secure, NDAA-compliant supply chain.

PDW’s most recent contract is a $20.9 million award from the U.S. Army to supply its C100 UAS and Multi-Mission Payloads (MMP) in support of the Army’s ‘Transformation in Contact’ (TiC) initiative.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS delivers a portfolio of AI-powered defense and security platforms that are deployed globally to safeguard sensitive locations, populations, and infrastructure. Through its subsidiaries American Robotics, Airobotics, and Apeiro Motion, OAS offers the Optimus System—the first U.S. FAA-certified small UAS for automated aerial security and data capture—the Iron Drone Raider—an autonomous counter-UAS platform—and Apeiro’s advanced ground robotics and tethered UAV systems, supported by innovative navigation and communications technologies.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

About PDW

PDW manufactures advanced robotic systems for front-line forces operating in rapidly evolving threat environments. Its platforms include advanced unmanned aircraft, mission software, training platforms, and resilient communications and navigation systems. Founded by combat veterans and drone engineers, PDW has a proven track record at the forefront of aerial innovation. It delivers secure, reliable, NDAA-compliant technology trusted by military, government, and public safety agencies worldwide.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com

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